Exhibit 99.1

ON24 Announces New $100 Million Capital Return Program, Resulting in a Total of $141 Million of Capital to be Returned to Shareholders Since Fourth Quarter 2021

ON24 Comments on Record of Shareholder Engagement toward Shared Goal of

Near-Term Capital Returns and Long-Term Value Creation Following Letter from Indaba

SAN FRANCISCO – February 8, 2023 – ON24 (NYSE: ONTF) (“ON24” or the “Company”), a leading sales and marketing platform for B2B digital engagement, today announced that the Company’s Board of Directors has authorized the replacement of the Company’s prior capital return program with a new $100 million capital return program. The Company intends to execute its capital return program with available cash on hand and expects to expeditiously initiate the program following its upcoming quarterly financial reporting announcement.

Since the fourth quarter of 2021, ON24 has repurchased $41 million of outstanding common stock under its prior $50 million repurchase authorization announced in December 2021. Upon completing the new capital return program, ON24 will have returned more than $140 million to shareholders since the fourth quarter of 2021.

The Board of Directors of ON24 issued the following statement in connection with the new capital program:

Following a review of our balance sheet relative to our business needs and in considering feedback from investors, we believe the substantial return of capital we are announcing today strikes an appropriate balance between maintaining our focus on growth and enhancing near-term value for our shareholders. The authorization still leaves ON24 with ample liquidity to invest in strategic priorities while navigating uncertain macro-economic headwinds.

The Board and management have simultaneously been undertaking a significant review of our business and operations to identify opportunities to accelerate our path to profitability. Combined with the capital return program and our ability to leverage a balance sheet that will remain strong, we believe there is significant opportunity ahead for ON24 to create additional value for shareholders. We look forward to management sharing more details in connection with ON24’s upcoming earnings call.

The Company also issued the following statement in response to the letter issued today by Indaba Capital Management (“Indaba”):

ON24 regularly maintains open communications with its shareholders and values constructive input toward the goal of enhancing value for all shareholders of the Company. We have attempted to engage constructively with Indaba at every point leading up to the $100 million capital return program we are announcing today.

Since Indaba initially demanded to meet with the ON24 Board of Directors late last year, we have provided significant access to our directors. More recently, the Company entered into a non-disclosure agreement (“NDA”) such that the Board and management had more flexibility to openly engage with Indaba, and members of the Board have met directly with Indaba four times since December 2022 to discuss capital allocation and other matters including the Company’s path to profitability and long-term business outlook.

While the Board has engaged consistently, constructively and transparently, Indaba has regularly shifted its demands. When Indaba first approached the Company regarding the potential to return more capital in September 2022, Indaba asked the Company to return $100 million through a tender offer. Since then, their demands have escalated and ranged up and down in quantum from $150 million to $175 million with near weekly changes to their preferred mix of the form by which to return capital.

The Company’s management team and directors have approached the decision on updating our capital allocation plan in a comprehensive manner – by taking a hard look at our financial plan and by taking input from shareholders – not just one shareholder. We have spent time with other top shareholders to understand their perspective on capital return, appropriate minimum cash balances and alignment with our long-term growth objectives. The Board and management team are thoughtfully considering the method of capital distribution that will be most advantageous to all shareholders, and we welcome additional shareholder input in that process, including further engagement with Indaba.

Indeed, as indicated to Indaba, we were open to continued engagement under an NDA to attempt to further incorporate their feedback and views ahead of our upcoming financial results disclosure. As the Board has not simply caved to Indaba’s demands, rather than engage further, Indaba now seems intent on making public noise, prior to the expiration of our current NDA, while threatening an unnecessary campaign in furtherance of their own short-term interests.

ON24 has a dedicated and experienced Board of Directors that is committed to representing the interests of all shareholders. The ON24 Board comprises seven highly qualified individuals, six of whom are independent, and two of whom have joined the Board in the last 12 months. The Board regularly evaluates its composition to ensure it reflects the appropriate qualifications and expertise to drive value for ON24 shareholders. We expect to continue normal course refreshment as part of ongoing governance planning and the Board will review any potential Indaba candidate in accordance with its usual processes.

We are excited for the future of the Company and our potential to drive near- and long-term value, and we are committed to continuing our dialogue with all shareholders as we seek to achieve our shared goal of value creation.

The Company notes that its new capital return authorization does not constitute a legal obligation to repurchase shares. The timing, number of shares repurchased and prices paid for the repurchased shares under this program will be at the discretion of management and will depend on market conditions as well as regulatory limitations, including applicable blackout period restrictions. The Company may effect the capital return program through an accelerated share repurchase, open market purchases, special dividend, block trades, unsolicited negotiated transactions, a trading plan that may be adopted in accordance Rule 10b5-1, a tender offer or in any other manner that complies with the provisions of the Securities Exchange Act of 1934, as amended.

Goldman Sachs & Co. LLC is serving as financial advisor to ON24 and Skadden, Arps, Slate, Meagher & Flom LLP is serving as ON24’s legal counsel.

Fourth Quarter and Full Year Financial Results

As previously announced, ON24 will disclose its fourth quarter and full year 2022 financial results after U.S. markets close on Tuesday, February 28, 2023. ON24 management will host a conference call and webcast that day at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its business and financial performance.

About ON24

ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.

ON24 powers digital engagement for industry leaders worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

Forward-Looking Statement

This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including the risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Prior to the 2023 Annual Meeting, ON24 will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.on24.com/overview/default.aspx) or by contacting Okapi Partners LLC by phone at (212-297-0720), by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Sharat Sharan, Jayesh Sahasi and James Blackie, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (the “2022 Proxy Statement”), filed with the SEC on April 27, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact:

Tessa Barron

press@on24.com

Investor Contact:

Lauren Sloane, The Blue Shirt Group for ON24

investorrelations@on24.com

Okapi Partners LLC

Jason Alexander / Patrick McHugh

212-297-0720

info@okapipartners.com

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